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                                                                   Exhibit 99.01

CERIDIAN CORPORATION
PERSONAL INVESTMENT PLAN
1995 REVISION

Ninth Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 10.2 of the Ceridian Corporation Personal Investment Plan--1995 Revision, the undersigned hereby amends the Plan in the manner set forth below.

1.       Section 8.1(A) is amended to read as follows:

         (A) Following a Participant's termination of employment or earlier attainment of age 70-1/2 the Trustee will distribute to the Participant or, if the Participant has died, to his or her Beneficiary, the vested balance of the Participant's Accounts. Subject to the remaining subsections of this section and Sections 8.2 and 8.8, distributions will be made in accordance with the following provisions.

         (1) If the aggregate vested balance of the Participant's Accounts at the time of the distribution is not more than $5000, distribution to the Participant will be made as soon as administratively practicable following the Participant's termination of employment or, if the Participant's employment has not terminated, following the date on which the Participant attains age 70-1/2. This clause will not apply, however, if the Participant's Account balance exceeded $5000 at the time of any previous distribution to the Participant.

         (2) Except as provided in clause (1), distribution to the Participant of his or her vested Account balances will be made on or as soon as administratively practicable following such date as the Participant specifies by written notice to the Administrator, which date will not be later than the date specified under Subsection (B).

         (3) Any distribution to the Participant's Beneficiary will be made as soon as administratively practicable following the Administrator's receipt of notice of the Participant's death.

         2.       A new Exhibit D is added in the form attached hereto.

         The amendments set forth above are effective as of June 1, 1999. The amendment set forth at item 1 above applies to all Participants and Beneficiaries of deceased Participants, including Participants who terminated employment prior to June 1, 1999 and Beneficiaries of Participants who died before June 1, 1999.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 23rd day of August, 1999.

CERIDIAN CORPORATION
Attest:      /s/Gary M. Nelson             By  /s/Shirley J. Hughes
             ------------------------          ---------------------------
Secretary                               Vice President


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EXHIBIT D

Special Rules Applicable to Certain Former Participants in the Amended and Restated Comdata Holdings Corporation
401(k) Savings and Retirement Plan

This exhibit sets forth special rules applicable to Participants whose account balances under the Amended and Restated Comdata Holdings Corporation 401(k) Savings and Retirement Plan (the "Comdata Plan") were transferred to the Trust in connection with the merger of the Comdata Plan with and into the Plan effective as of June 1, 1999 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as a "Comdata Participant."

1. ACCOUNTS. For each Comdata Participant, the following Accounts will be established and maintained:

(a) A Comdata Pre-Tax Account to evidence the balance of his or her participant tax-deferred contributions account, if any, under the Comdata Plan transferred to the Trust in connection with the Merger;

(b) A Comdata Employer Contributions Account to evidence the balance of his or her matching employer contributions account and basic employer contributions account, if any, under the Comdata Plan transferred to the Trust in connection with the Merger; and

(c) A Comdata Rollover Account to evidence the balance of his or her voluntary rollover account, if any, under the Comdata Plan transferred to the Trust in connection with the Merger. Such Accounts are sometimes collectively referred to in this exhibit as "Comdata Accounts."

2.       PARTICIPANT INVESTMENT DIRECTION.

2.1 FORM OF ASSET TRANSFER. The portion of a Comdata Participant's accounts under the Comdata Plan invested in Company Stock or consisting of a promissory note or promissory notes evidencing a loan or loans to the Comdata Participant pursuant to the Comdata Plan will be transferred to the Trust in kind. Any other assets in which a Comdata Participant's accounts under the Comdata Plan are invested will be sold and the proceeds will be transferred to the Trust in the form of cash.

2.2      INITIAL INVESTMENT OF COMDATA ACCOUNTS.

(a) Immediately after the Merger, a Comdata Participant's Comdata Accounts will be invested in the Company Stock Fund to the same extent that his or her accounts under the Comdata Plan were invested in Company Stock immediately before the Merger.

(b) Immediately after the Merger, a Comdata Participant's Comdata Accounts will consist of a promissory note or promissory notes evidencing a loan or loans to the Comdata Participant pursuant to the Comdata Plan to the same extent that his or her accounts under the Comdata Plan consisted of such promissory note or notes immediately before the Merger.

(c) The portion of a Comdata Participant's accounts under the Comdata Plan not invested in Company Stock or consisting of a promissory note or promissory notes evidencing a loan or loans to the Comdata Participant pursuant to the Comdata Plan will, immediately after the end of any blackout period specified by the Committee in connection with the Merger, be invested in an investment fund or funds maintained pursuant to Section 5.1 in accordance with Plan Rules.

3.       IN-SERVICE WITHDRAWALS.

3.1 HARDSHIP WITHDRAWALS. A Comdata Participant who is an Employee may make hardship withdrawals in accordance with the provisions of Section 6.1 of the Plan from the portion of his or her Comdata Pre-Tax Account consisting of the balance of his or her participant tax-deferred


                                                                            D-1

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contributions account under the Comdata Plan as of December 31, 1988, increased by the amount of elective deferrals credited to the account for plan years ending after December 31, 1988 and reduced by the amount of any such elective deferrals distributed after December 31, 1988.

3.2 WITHDRAWALS FROM COMDATA ACCOUNTS AFTER AGE 59-1/2 OR DISABILITY. A Comdata Participant who is an Employee may make withdrawals from his or her Comdata Accounts in accordance with the provisions of Section 6.2 of the Plan.

3.3 WITHDRAWALS FROM COMDATA ROLLOVER ACCOUNT. A Comdata Participant who is an Employee may withdraw all or any portion of his or her Comdata Rollover Account.

3.4 RULES FOR WITHDRAWALS. All withdrawals from Comdata Accounts pursuant to this section are subject to the provisions of Section 6.4 of the Plan.

4.       LOANS.

4.1 OUTSTANDING LOANS. Any participant loan outstanding under the Comdata Plan at the time of the Merger will remain outstanding under the Plan after the Merger in accordance with the terms of such loan and applicable provisions of the Plan and Plan Rules. Plan Rules will specify whether and how any such loans will be taken into account in applying Section 6.5(A)(3) of the Plan after the Merger.

4.2 LOANS FROM COMDATA ACCOUNTS. A Comdata Participant may borrow funds from his or her Comdata Pre-Tax Account and Comdata Rollover Account in accordance with Section 6.5 of the Plan.

5.       VESTING.

5.1 VESTING. A Comdata Participant will at all times have a fully vested nonforfeitable interest in his or her Comdata Accounts.

5.2 RESTORATION. If a former participant in the Comdata Plan who terminated employment before the date of the Merger and received a distribution of less than the entire balance of his or her accounts under the Comdata Plan (taking into account the full vesting of accounts under the Comdata Plan prior to the Merger) becomes a Qualified Employee before experiencing a Break in Service of five full years and repays to the Trustee the full amount distributed before the earlier of (a) five years following the date of his or her reemployment as a Qualified Employee or (b) five years following the distribution, the forfeited portion of such accounts will be restored, unadjusted for any earnings or interest. The restoration will be made to a Comdata Employer Contributions Account established for the former participant in the Comdata Plan and his or her vested interest in such Comdata Employer Contributions Account will be determined in accordance with Section 5.1 of this exhibit. At the time of the restoration, the former participant in the Comdata Plan will become a Comdata Participant for purposes of applicable provisions of this exhibit.

5.3 BREAK IN SERVICE. For the purpose of Section 5.2 of this exhibit, a "Break in Service" with respect to a former participant in the Comdata Plan is the period commencing on the date of the termination of his or her employment pursuant to which he or she received a distribution of his or her accounts under the Comdata Plan (or, if later, the January 1 first following the last calendar year during which he or she completed at least 501 hours of service under the Comdata Plan) and ending on the first following date on which he or she performs an Hour of Service of the type specified in Section 11.22(A)(1) of the Plan.

6.       TIME AND FORM OF DISTRIBUTION TO COMDATA PARTICIPANT.


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6.1      TIME. Following a Comdata Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the Comdata Participant the balance of the Comdata Participant's Comdata Accounts.

(a) If the aggregate vested balance of the Comdata Participant's Comdata Accounts and other Accounts at the time of the distribution is not more than $5000, distribution to the Comdata Participant of his or her Comdata Accounts will be made in accordance with Section 8.1(A)(1) of the Plan.

(b) If clause (a) does not apply, distribution to the Comdata Participant will be made or will begin, as the case may be, in accordance with Section 8.1(A)(2) of the Plan, provided, that:

(1) Except as provided in item (2), if a Comdata Participant has other Accounts in addition to his or her Comdata Accounts, distribution of his or her Comdata Accounts to the Comdata Participant will be made or will begin, as the case may be, at the same time that distribution of his or her other Accounts is made; and

(2) If a Comdata Participant's Comdata Accounts have an aggregate balance of more than $5000, the Comdata Participant may elect, in accordance with and subject to Plan Rules, to defer distribution of his or her Comdata Accounts (but not his or her other Accounts) to a date not later than April 1 of the calendar year following the calendar year during which the Comdata Participant attains age 70-1/2.

6.2 FORM. A Comdata Participant's Comdata Accounts will be distributed to the Comdata Participant in a lump sum payment or installment payments in accordance with the provisions of this Section 6.2. The amount of any lump sum payment will be equal to the aggregate balance of the Comdata Participant's Comdata Accounts. Distributions will be made in the form of cash or Company Stock as provided in Section 8.2(B) of the Plan.

(a) Distribution to a Comdata Participant described in Section 6.1(a) of this exhibit will be made in the form of a single lump sum payment in an amount equal to the balance of his or her Comdata Accounts.

(b) Distribution to a Comdata Participant described in Section 6.1(b) of this exhibit will be made in the form of a single lump sum payment or in the form of time period installments or level dollar installments as elected by the Comdata Participant in accordance with and subject to Plan Rules.

(1) Time period installments are monthly, quarterly, semi-annual or annual installments over a specified period of years elected by the Comdata Participant but not in excess of 20 years or, if shorter, the joint life expectancy of the Comdata Participant and his or her Beneficiary calculated based on the attained age of the Comdata Participant and Beneficiary in the calendar year during which the distribution begins in accordance with Treasury Regulation section 1.72-9 and, if the Comdata Participant's Beneficiary is not his or her spouse, in accordance with the appropriate factor set forth in Treasury Regulation section 1.401(a)(9)-2, if applicable. The distribution in any period will be determined by dividing the remaining balance of the Comdata Participant's Comdata Accounts by the remaining periods in the specified period of years, including the period in which the distribution is made; provided, that in no case will the amount of the payment for any period other than the final period be less than $50.

(2) Level dollar installments are monthly, quarterly, semi-annual or annual installment payments in an equal amount specified by the Comdata Participant which continue until the entire balance of the Comdata Participants Comdata Accounts has been distributed; provided, first, that the aggregate amount of the installment payments for any given Plan Year must be at


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least 10 percent of the aggregate balance of the Comdata Participant's Comdata
Accounts when the installment payments begin; second, that in no case will the amount of the payment for any period other than the final period be less than $50; and, third, in no case may installment payments continue for more than 20 years or, if shorter, the joint life expectancy of the Comdata Participant and his or her Beneficiary calculated based on the attained age of the Comdata Participant and Beneficiary in the calendar year during which the distribution begins in accordance with Treasury Regulation section 1.72-9 and, if the Comdata Participant's Beneficiary is not his or her spouse, in accordance with the appropriate factor set forth in Treasury Regulation section 1.401(a)(9)-2, if applicable.

7. TIME AND FORM OF DISTRIBUTION TO BENEFICIARY FOLLOWING COMDATA PARTICIPANT'S DEATH.

7.1 TIME. Following a Comdata Participant's death, the Trustee will distribute to the Comdata Participant's Beneficiary the balance of the Comdata Participant's Comdata Accounts.

(a) If the Comdata Participant dies before his or her distribution is made or begins pursuant to Section 6 of this exhibit and the aggregate balance of his or her Comdata Accounts does not exceed $5000, distribution to his or her Beneficiary will be made in accordance with Section 8.1(A)(3) of the Plan.

(b) If clause (a) does not apply, distribution to the Comdata Participant's Beneficiary will, at the election of the Beneficiary, made in accordance with and subject to Plan Rules,

(1) be made not later than December 31 of the calendar year which contains the fifth anniversary of the Comdata Participant's death if the distribution is made in the form of a lump sum payment, or

(2) begin not later than December 31 of the calendar year immediately following the calendar year in which the Comdata Participant dies if distribution is made in the form of installment payments. (If, however, the Beneficiary is the Comdata Participant's spouse, the installment payments need not begin until December 31 of the calendar year in which the Comdata Participant would have attained age 70-1/2 had he or she lived if that date is later than the date otherwise determined under this clause (2).)

         If the Comdata Participant's spouse is the Beneficiary and he or she dies after the Comdata Participant's death but before distributions to the spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the Comdata Participant, including the substitution of the surviving spouse's date of death for the Comdata Participant's date of death; provide, that the parenthetical in clause (2) will not apply.

(c) Any distribution to a Beneficiary's estate pursuant to Section 7.2(c) of this exhibit will be made as soon as administratively practicable following the Administrator's receipt of notice of the Beneficiary's death.

7.2 FORM. A Comdata Participant's Comdata Accounts will be distributed to the Comdata Participant's Beneficiary in a lump sum payment or installment payments in accordance with the provisions of this Section 7.2. The amount of any lump sum payment will be equal to the Beneficiary's share of the aggregate balance of the Comdata Participant's Comdata Accounts. Distributions will be made in the form of cash or Company Stock as provided in Section 8.2(B) of the Plan.

(a) Distribution to a Beneficiary described in Section 7.1(a) of this exhibit will be made in a single lump sum payment in an amount equal to his or her share of the balance of the Comdata Participant's Comdata Accounts.


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(b)      Distribution to a Beneficiary described in Section 7.1(b) of this exhibit will be made in accordance with the following rules.

(1) If the Comdata Participant dies before his or her distribution begins pursuant to Section 6 of this exhibit, distribution to his or her Beneficiary will be made in the form of a single lump sum payment or monthly, quarterly, semi-annual or annual installments over a period not exceeding the Beneficiary's remaining life expectancy, as elected by the Beneficiary in accordance with and subject to Plan Rules. The Beneficiary's remaining life expectancy will be calculated based on the Beneficiary's attained age as of the date on which payments are required to begin in accordance with Treasury Regulation section 1.72-9 with no subsequent recalculation or, if the Beneficiary is the Comdata Participant's surviving spouse, as redetermined on an annual basis if so elected by the surviving spouse in accordance with and subject to Plan Rules.

(2) If the Comdata Participant dies after his or her distribution begins in the form of time period installments pursuant to Section 6.2(b)(1) of this exhibit, distribution to his or her Beneficiary will be made in the form of a single lump sum payment or monthly, quarterly, semi-annual or annual installments over a specified period of years elected by the Beneficiary but not in excess of five years or, if shorter, the life expectancy of the Beneficiary calculated based on the attained age of the Beneficiary in the calendar year during which the distribution to the Beneficiary begins in accordance with Treasury Regulation section 1.72-9.

(3) If the Comdata Participant dies after his or her distribution begins in the form of level dollar installments pursuant to Section 6.2(b)(2), distribution to his or her Beneficiary will be made in the form of a single lump sum payment.

(4) If the Comdata Participant dies after his or her "required beginning date" within the meaning of Code section 401(a)(9), distribution of the Comdata Participant's Comdata Accounts to his or her Beneficiary must be made at a rate that will result in the Comdata Accounts being distributed at least as rapidly as the rate in effect immediately prior to the Comdata Participant's death.

(c) If a Beneficiary described in Subsection (b)(2) dies before receiving all of the installment payments to which he or she is entitled, the remaining balance of the Beneficiary's share of the deceased Participant's Comdata Accounts will be distributed to the Beneficiary's estate in the form of a single lump sum payment.

8. PRIOR ACTIONS. Elections, designations, waivers, consents and similar actions made pursuant to the Comdata Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of a Comdata Participant's Comdata Accounts until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.


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